As originally filed with the  Securities  and Exchange  Commission on January 3,
1997                                           Registration File No.  333-19201



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                      POST EFFECTIVE AMENDMENT NUMBER 1 TO

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
         --------------------------------------------------------------

                          THE COMMERCIAL BANCORP, INC.
                 (Name of small business issuer in its charter)

        Florida                            6712                  59-3396236
-------------------------         -----------------------    -----------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)


                                258 N. Nova Road
                           Ormond Beach, Florida 32174
                                 (904) 672-3003
                      ------------------------------------
                          (Address and telephone number
                         of principal executive offices)

                                Gary G. Campbell
                      President and Chief Executive Officer
                                258 N. Nova Road
                           Ormond Beach, Florida 32174
                                 (904) 672-3003
           ----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                              Copies Requested to:
                Herbert D. Haughton, Esq. or A. George Igler, Esq
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                                 (850) 878-2411

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

              Title of                                                 Proposed                Proposed
             each class                        Amount                   maximum                 maximum
            of securities                       to be                  offering                aggregate              Amount of
          to be registered                  registered(1)         price per share(2)       offering price(2)      registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $. 01 par value              1,200,000 shares             $10.00                 $12,000,000             $3,636.36
Warrants                                     450,000                    $0.00                    $0.00                    $0.00
====================================  ========================  ======================= ======================= ====================

(1) Common Stock ("Shares") and Warrants are to be issued during the Initial Offering Period in Units composed of one Share and one Warrant to purchase one share of Common Stock. Units will not be issued or certificated and the minimum number of Units which may be purchased is 100 Units. Shares and Warrants will be detachable upon issuance and will be issued and certificated separately. Shares issued after the Initial Offering Period will not have warrants attached.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

    This Post-Effective Amendment Number 1, to deregister all unsold securities, relates to the Registration Statement filed by The Commercial Bancorp, Inc. ("TCB") on Form SB-2, registration file number 333-19201.

    TCB hereby deregisters the 709,029 unsold shares of $0.01 par value shares of common stock registered by and through the registration statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 ad has duly caused this Post- Effective Amendment Number 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ormond Beach, and the State of Florida on this 28th day of June, 2000.

THE COMMERCIAL BANCORP, INC.

By:    /s/ Gary G. Campbell
       -----------------------------------
       Gary G. Campbell
       President & Chief Executive Officer

By:    /s/ Harvey E. Buckmaster
       -----------------------------------
       Harvey E. Buckmaster
       Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933 this Pre-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

        Signature                  Title                          Date


/s/ Gary G. Campbell              Director                 June 28, 2000
-----------------------------     President & C.E.O.
Gary G. Campbell


-----------------------------     Director                 _______, 2000
Richard R. Dwyer


* /s/ Larry A. Kent               Director                 June 28, 2000
-----------------------------     Chairman of the Board
Larry A. Kent


*  /s/ Gary G. Campbell           Director                 June 28, 2000
-----------------------------
James R. Peacock


-----------------------------     Director                 _______, 2000
Clarence W. Singletary


* Pursuant to Power of Attorney filed January 3, 1996, authorizing Gary G. Campbell and Larry Kent, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement.